            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated September 23, 2008, accompanying the financial statements of California Insured Municipals Income Trust, Series 207, Michigan Insured Municipals Income Trust, Series 179, New York Insured Municipals Income Trust, Series 163 and Pennsylvania Insured Municipals Income Trust, Series 277 (included in Van Kampen Focus Portfolios, Municipal Series
440) as of May 31, 2008, and for each of the three years in the period then ended and the financial highlights for the period from June 3, 2003 (date of deposit) through May 31, 2004 and for each of the four years in the period ended May 31, 2008, contained in this Post-Effective Amendment No. 5 to Form S-6 (File No. 333-105048) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                  GRANT THORNTON LLP

New York, New York
September 23, 2008